UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): December 3, 2007

FITMEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51755
(Commission File Number)

98-0533824
(I.R.S. Employer Identification No.)

c/o An Hui Province Runji Cement Co. Ltd.
Chao Hu City, An Hui Province
People’s Republic of China
(Address of principal executive offices, including zip code.)

0086-565-4219871
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Fitmedia Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01. Other Events.

On December 3, 2007, the Registrant disclosed that it had changed its fiscal year end from January 31, 2008 to August 31, 2007. Accordingly, the Registrant plans to file its Annual Report on Form 10-KSB for the fiscal year ended August 31, 2007 with the Commission on or before December 14, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fitmedia Inc.

Date: December 3, 2007	By: /s/ Shouren Zhao
Shouren Zhao
Chief Executive Officer